Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial information relates to the Proposed Transactions, as defined in the Current Report on Form 8-K filed on December 11, 2013. Unless the context requires otherwise, for purposes of this pro forma presentation, all references to ‘‘we,’’ ‘‘our,’’ or ‘‘us’’ refer to Devon Energy Corporation and its directly owned and indirectly owned subsidiaries.

We will account for each of the Proposed Transactions using the acquisition method of accounting. Under this method, the assets acquired, liabilities assumed and noncontrolling interests will be recognized at their estimated fair values measured as of the respective acquisition dates. The aggregate purchase price for the GeoSouthern Transaction is $6 billion. This purchase price is subject to adjustments for certain debt retirement and other payments made by us on GeoSouthern’s behalf, certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the GeoSouthern Properties following the effective date and prior to the closing date. For accounting purposes, the aggregate purchase price for the Crosstex Transaction is currently estimated to be approximately $5.8 billion. This purchase price is subject to adjustment for changes in the trading prices of the outstanding common shares of Crosstex Energy, Inc. (“Crosstex”) and the outstanding common units of Crosstex Energy, L.P. (the “Partnership”), as well as changes in the basis of the net assets Devon will contribute to the Crosstex Transaction, from current estimates to the values on the closing date.

The following unaudited pro forma consolidated financial statements are based on the historical financial statements of Devon, Crosstex and GeoSouthern. The GeoSouthern historical financial statements include amounts related to minor assets that are not included in the GeoSouthern Transaction. The unaudited pro forma consolidated financial statements include two separate sets of financial statements with one set of notes. The first set of financial statements presents the pro forma adjustments for the GeoSouthern Transaction and our pro forma consolidated financial condition and results of operations after consideration of the Proposed Transactions. The second set of financial statements presents the pro forma adjustments for the Crosstex Transaction and our pro forma consolidated financial condition and results of operations after consideration of the Crosstex Transaction.

The unaudited pro forma consolidated balance sheets as of September 30, 2013 assume the Proposed Transactions occurred on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 assume the Proposed Transactions occurred on January 1, 2012. The unaudited pro forma consolidated financial statements do not present our actual results of operations had the Proposed Transactions been completed at the dates indicated. In addition, they do not project our results of operations for any future period. The unaudited pro forma consolidated financial statements reflect the following significant assumptions and transactions:

•	Devon will acquire certain GeoSouthern subsidiaries that own oil and gas properties, leasehold mineral interests and related assets located in the Eagle Ford Shale;

•	the GeoSouthern Properties acquired and liabilities assumed by Devon will be recorded at their fair values;

•	Devon will contribute its midstream assets in the Barnett, Cana-Woodford and Arkoma-Woodford Shales, as well as a 38.75% economic equity interest in Gulf Coast Fractionators to Devon Midstream Holdings, L.P. (“Midstream Holdings”), a wholly owned subsidiary of Devon;

•	a Devon subsidiary owning 50% of Devon’s limited partner interest in Midstream Holdings and holding $100 million in cash will merge with a subsidiary of New Public Rangers, L.L.C. (“New Public Rangers”), a wholly owned subsidiary of Devon, and Devon will receive 115,495,669 New Public Rangers Class B Units, representing an approximate 70% interest in New Public Rangers;

•	Devon will contribute 50% of its limited partner interest in Midstream Holdings and all of its interest in the general partner of Midstream Holdings to a wholly owned subsidiary of the Partnership in exchange for 120,542,441 Class B Partnership Units, representing an approximate 53% limited partner interest in the Partnership;

•	Midstream Holdings will become a party to certain 10-year, fixed-fee gathering, processing and transportation agreements with Devon pursuant to which Devon will dedicate to Midstream Holdings specified natural gas production from certain acreage in the Barnett, Cana-Woodford and Arkoma-Woodford Shales;

•	New Public Rangers will issue approximately 48.9 million New Public Rangers Common Units and distribute an aggregate of $100 million in cash to Crosstex public stockholders in exchange for all of Crosstex’s outstanding shares; and

•	the Crosstex assets acquired and liabilities assumed by New Public Rangers, as well as the noncontrolling interests in New Public Rangers and the Partnership, will be recorded at their fair values with the excess purchase price over the estimated fair value of Crosstex’s net assets acquired recorded as goodwill.

The unaudited pro forma consolidated financial statements and accompanying notes have been prepared in conformity with accounting principles generally accepted in the United States of America. These accounting principles are consistent with those used in, and should be read together with, our historical financial statements and the related notes in our Annual Report on Form 10-K for the year ended December 31, 2012.

The adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and certain estimates and assumptions. Therefore, actual results may differ from the pro forma adjustments. However, management believes that the estimates and assumptions used provide a reasonable basis for presenting the significant effects of the Proposed Transactions. Management also believes the pro forma adjustments give appropriate effect to the estimates and assumptions and are applied in conformity with GAAP.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2013

	Devon Historical	Pro Forma, As Adjusted For Crosstex Merger	GeoSouthern Historical	GeoSouthern Acquisition Adjustments(a)		Pro Forma, As Adjusted
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$4,320	$4,334	$107	$(1,456	)(d)	$2,985
Accounts receivable	1,520	1,724	152	(1	)(b)	1,875
Other current assets	475	497	11	—		508

Total current assets	6,315	6,555	270	(1,457)		5,368

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	73,009	73,009	1,700	3,238	(b)	77,947
Not subject to amortization	3,319	3,319	281	710	(b)	4,310

Total oil and gas	76,328	76,328	1,981	3,948		82,257
Other	6,050	8,156	59	16	(b)	8,231

Total property and equipment, at cost	82,378	84,484	2,040	3,964		90,488
Less accumulated depreciation and amortization	(54,416)	(54,416)	(498)	498	(b)	(54,416)

Property and equipment, net	27,962	30,068	1,542	4,462		36,072

Goodwill	5,954	8,604	—	—		8,604
Intangible assets	—	445	—	—		445
Other long-term assets	615	837	4	47	(b)(d)	888

Total assets	$40,846	$46,509	$1,816	$3,052		$51,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,269	$1,305	$107	$—		$1,412
Revenue and royalties payable	807	807	—	—		807
Short-term debt	2,112	2,112	—	—		2,112
Other current liabilities	594	843	264	(7)		1,100

Total current liabilities	4,782	5,067	371	(7)		5,431
Long-term debt	7,956	9,150	662	3,838	(d)	13,650
Asset retirement obligations	2,161	2,161	4	—		2,165
Other long-term liabilities	830	938	—	—		938
Deferred income taxes	4,505	4,737	13	(13	)(c)	4,737
Stockholders’ equity	20,612	24,456	766	(766	)(b)	24,456

Total liabilities and stockholders’ equity	$40,846	$46,509	$1,816	$3,052		$51,377

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2013

	Devon Historical	Pro Forma, As Adjusted For Crosstex Merger	GeoSouthern Historical	GeoSouthern Acquisition Adjustments		Pro Forma, As Adjusted
	(in millions, except per share data)
Revenues:
Oil, gas and NGL sales	$6,367	$6,442	$689	$—		$7,131
Oil, gas and NGL derivatives	(95)	(95)	—	—		(95)
Marketing and midstream revenues	1,511	2,689	18	—		2,707

Total revenues	7,783	9,036	707	—		9,743

Expenses and other, net:
Lease operating expenses	1,684	1,718	64	—		1,782
Marketing and midstream operating costs and expenses	1,128	2,124	15	—		2,139
Depreciation, depletion and amortization	2,069	2,156	127	320	(e)	2,603
Exploration expenses	—	—	3	(3	)(g)	—
General and administrative expenses	460	513	32	(23	)(g)	522
Taxes other than income taxes	353	356	22	—		378
Interest expense	322	359	6	65	(f)	430
Restructuring costs	50	50	—	—		50
Asset impairments	1,960	1,960	—	—		1,960
Other, net	83	84	—	—		84

Total expenses and other, net	8,109	9,320	269	359		9,948

Earnings (loss) before income taxes	(326)	(284)	438	(359)		(205)
Income tax expense (benefit)	(99)	(84)	6	22	(h)	(56)

Net earnings (loss)	(227)	(200)	432	(381)		(149)
Noncontrolling interests	—	82	—	—		82

Net earnings (loss) attributable to Devon	$(227)	$(282)	$432	$(381)		$(231)

Net loss per share:
Basic	$(0.57)	$(0.69)				$(0.57)
Diluted	$(0.57)	$(0.69)				$(0.57)
Weighted average number of shares outstanding:
Basic	406	406				406
Diluted	406	406				406

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2012

	Devon Historical	Pro Forma, As Adjusted For Crosstex Merger	GeoSouthern Historical	GeoSouthern Acquisition Adjustments(a)		Pro Forma, As Adjusted
	(in millions, except per share data)
Revenues:
Oil, gas and NGL sales	$7,153	$7,227	$757	$—		$7,984
Oil, gas and NGL derivatives	693	693	—	—		693
Marketing and midstream revenues	1,656	3,203	71	—		3,274

Total revenues	9,502	11,123	828	—		11,951

Expenses and other, net:
Lease operating expenses	2,074	2,155	61	—		2,216
Marketing and midstream operating costs and expenses	1,246	2,479	56	—		2,535
Depreciation, depletion and amortization	2,811	2,921	242	314	(e)	3,477
Exploration expenses	—	—	70	(70	)(g)	—
General and administrative expenses	692	757	47	(21	)(g)	783
Taxes other than income taxes	414	417	38	—		455
Interest expense	406	469	6	89	(f)	564
Restructuring costs	74	74	—	—		74
Asset impairments	2,024	2,024	—	—		2,024
Other, net	78	70	(1)	—		69

Total expenses and other, net	9,819	11,366	519	312		12,197

Earnings (loss) before income taxes	(317)	(243)	309	(312)		(246)
Income tax expense (benefit)	(132)	(105)	4	(5	)(h)	(106)

Net earnings (loss)	(185)	(138)	305	(307)		(140)
Noncontrolling interests	—	94	—	—		94

Net earnings (loss) attributable to Devon	$(185)	$(232)	$305	$(307)		$(234)

Net earnings (loss) per share:
Basic	$(0.46)	$(0.57)				$(0.58)
Diluted	$(0.46)	$(0.57)				$(0.58)
Weighted average number of shares outstanding:
Basic	404	404				404
Diluted	404	404				404

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2013

	Devon Historical	Crosstex Historical	Crosstex Merger Adjustments(i)		Pro Forma, As Adjusted For Crosstex Merger
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$4,320	$14	$—	(j)	$4,334
Accounts receivable	1,520	204	—		1,724
Other current assets	475	22	—		497

Total current assets	6,315	240	—		6,555

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	73,009	—	—		73,009
Not subject to amortization	3,319	—	—		3,319

Total oil and gas	76,328	—	—		76,328
Other	6,050	2,424	(318	)(j)	8,156

Total property and equipment, at cost	82,378	2,424	(318)		84,484
Less accumulated depreciation and amortization	(54,416)	(574)	574	(j)	(54,416)

Property and equipment, net	27,962	1,850	256		30,068

Goodwill	5,954	154	2,496	(k)	8,604
Intangible assets	—	325	120	(j)	445
Other long-term assets	615	124	98	(j)	837

Total assets	$40,846	$2,693	$2,970		$46,509

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,269	$36	$—		$1,305
Revenue and royalties payable	807	—	—		807
Short-term debt	2,112	—	—		2,112
Other current liabilities	594	227	22	(j)	843

Total current liabilities	4,782	263	22		5,067
Long-term debt	7,956	1,102	92	(j)	9,150
Asset retirement obligations	2,161	—	—		2,161
Other long-term liabilities	830	28	80	(j)	938
Deferred income taxes	4,505	124	108	(l)	4,737
Stockholders’ equity	20,612	1,176	2,668		24,456

Total liabilities and stockholders’ equity	$40,846	$2,693	$2,970		$46,509

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2013

	Devon Historical	Crosstex Historical	Crosstex Merger Adjustments		Pro Forma, As Adjusted For Crosstex Merger
	(in millions, except per share data)
Revenues:
Oil, gas and NGL sales	$6,367	$—	$75	(m)	$6,442
Oil, gas and NGL derivatives	(95)	—	—		(95)
Marketing and midstream revenues	1,511	1,369	(191	)(m)	2,689

Total revenues	7,783	1,369	(116)		9,036

Expenses and other, net:
Lease operating expenses	1,684	—	34	(m)	1,718
Marketing and midstream operating costs and expenses	1,128	1,182	(186	)(m)(n)	2,124
Depreciation, depletion and amortization	2,069	102	(15	)(o)	2,156
Exploration expenses	—	—	—		—
General and administrative expenses	460	53	—		513
Taxes other than income taxes	353	—	3	(m)	356
Interest expense	322	55	(18	)(q)	359
Restructuring costs	50	—	—		50
Asset impairments	1,960	73	(73	)(p)	1,960
Other, net	83	1	—		84

Total expenses and other, net	8,109	1,466	(255)		9,320

Earnings (loss) before income taxes	(326)	(97)	139		(284)
Income tax expense (benefit)	(99)	(8)	23	(r)	(84)

Net earnings (loss)	(227)	(89)	116		(200)
Noncontrolling interests	—	(70)	152	(s)	82

Net earnings (loss) attributable to Devon	$(227)	$(19)	$(36)		$(282)

Net loss per share:
Basic	$(0.57)				$(0.69)
Diluted	$(0.57)				$(0.69)
Weighted average number of shares outstanding:
Basic	406				406
Diluted	406				406

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2012

	Devon Historical	Crosstex Historical	Crosstex Merger Adjustments		Pro Forma, As Adjusted For Crosstex Merger
	(in millions, except per share data)
Revenues:
Oil, gas and NGL sales	$7,153	$—	$74	(m)	$7,227
Oil, gas and NGL derivatives	693	—	—		693
Marketing and midstream revenues	1,656	1,791	(244	)(m)	3,203

Total revenues	9,502	1,791	(170)		11,123

Expenses and other, net:
Lease operating expenses	2,074	—	81	(m)	2,155
Marketing and midstream operating costs and expenses	1,246	1,528	(295	)(m)(n)	2,479
Depreciation, depletion and amortization	2,811	162	(52	)(o)	2,921
Exploration expenses	—	—	—		—
General and administrative expenses	692	65	—		757
Taxes other than income taxes	414	—	3	(m)	417
Interest expense	406	87	(24	)(q)	469
Restructuring costs	74	—	—		74
Asset impairments	2,024	—	—		2,024
Other, net	78	(8)	—		70

Total expenses and other, net	9,819	1,834	(287)		11,366

Earnings (loss) before income taxes	(317)	(43)	117		(243)
Income tax expense (benefit)	(132)	(7)	34	(r)	(105)

Net earnings (loss)	(185)	(36)	83		(138)
Noncontrolling interests	—	(24)	118	(s)	94

Net earnings (loss)	$(185)	$(12)	$(35)		$(232)

Net earnings (loss) per share:
Basic	$(0.46)				$(0.57)
Diluted	$(0.46)				$(0.57)
Weighted average number of shares outstanding:
Basic	404				404
Diluted	404				404

See accompanying notes to the pro forma consolidated financial statements.

DEVON ENERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma consolidated financial statements give effect to the Proposed Transactions under the acquisition method of accounting. Under this method, the tangible and identifiable intangible assets acquired, liabilities assumed and noncontrolling interests are recorded at their estimated fair values measured as of the respective acquisition dates. The excess of the purchase price over the estimated fair values of Crosstex’s net assets acquired will be recorded as goodwill. No goodwill is expected to result from the GeoSouthern Transaction. The pro forma adjustments have been prepared as if the Proposed Transactions had taken place on September 30, 2013 in the case of the pro forma balance sheets and on January 1, 2012 in the case of the pro forma statements of operations. These transactions and adjustments are described in Note 3 to these unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements should be read in conjunction with Devon’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

2. Summary of Significant Accounting Policies

The accounting policies used in preparing the unaudited pro forma consolidated financial statements are those used by Devon as set forth in its Annual Report on Form 10-K for the year ended December 31, 2012.

3. Pro Forma Adjustments and Assumptions

The accompanying unaudited pro forma financial statements give pro forma effect to the following adjustments related to the Proposed Transactions. Additionally, the historical GeoSouthern financial statements include $18 million of assets as of September 30, 2013 and $9 million of exploration expenses for the year ended December 31, 2012 that are not associated with the GeoSouthern Transaction.

GeoSouthern Transaction Adjustments

(a)	Adjustments to remove the GeoSouthern assets not included in the GeoSouthern Transaction and adjustments to reflect the GeoSouthern Transaction under the acquisition method of accounting. The estimated fair values and asset useful lives are based on preliminary management estimates and are subject to adjustment after the closing of the GeoSouthern Transaction based upon our final analysis.

The estimated purchase price and preliminary allocation of the purchase price is as follows (in millions):

Aggregate purchase price(1)	$6,000
Purchase price adjustments(2)	(758)

Total consideration	$5,242

GeoSouthern fair values:
Current assets	$268
Property, plant and equipment, net	6,004
Other current liabilities	(364)
Long-term debt	(662)
Asset retirement obligations	(4)

Total consideration	$5,242

(1)	The aggregate purchase price is a known, fixed amount.
(2)	The purchase price adjustments consist of certain debt retirement and other payments made by us on GeoSouthern’s behalf, certain title and environmental defects, if any, as well as customary adjustments to reflect the operation of the GeoSouthern Properties following the effective date and prior to the closing date. This estimate is based on the GeoSouthern working capital and debt balances as of September 30, 2013. Changes in the adjustments would increase or decrease the amount of property, plant and equipment recognized by the same amount.

(b)	Adjustments to remove the GeoSouthern assets not included in the GeoSouthern Transaction and adjustments to reflect GeoSouthern’s assets and liabilities at their estimated fair values. We estimated the fair values of property, plant and equipment based upon forecasted discounted future cash flows.

(c)	Represents the elimination of GeoSouthern’s historical deferred tax liabilities. We do not expect significant deferred tax liabilities to result from the GeoSouthern Transaction because our tax basis will be based on the GeoSouthern Transaction values.

(d)	Represents our issuance of $4.5 billion of new debt, including $51 million of issuance costs, as well as an adjustment to retire $662 million of GeoSouthern’s debt. The adjustment to cash and cash equivalents is the result of the following (in millions):

Issuance of debt, net of issuance costs	$4,449
Consideration paid	(5,242)
GeoSouthern debt retirement	(662)
Assets not contributed	(1)

Net pro forma adjustment	$(1,456)

(e)	Reflects adjustments to depreciation, depletion and amortization resulting from the effects of the purchase accounting adjustments in (b) above.

(f)	Represents estimated interest expense and amortization of debt issuance costs associated with the new debt issued in (d) above, using an assumed effective interest rate of 2.12%, which is based on the terms of our bridge loan commitment. Based on current market conditions, we anticipate our weighted-average effective interest rate will be lower than that for our bridge loan commitment. A 25-basis point change in the assumed effective interest rate would change annual interest expense by approximately $11 million. This adjustment is partially offset by the elimination of GeoSouthern’s historical interest expense associated with the retired GeoSouthern debt discussed in (d) above.

(g)	GeoSouthern uses the successful efforts method of accounting for its oil and gas properties, whereas Devon uses the full cost method of accounting for its oil and gas properties. Accordingly, we capitalize all costs incidental to the acquisition, exploration and development of oil and gas properties, including exploration and certain general and administrative expenses. The adjustments reflect the reversal of GeoSouthern’s historical exploration expense and capitalization of general and administrative expenses directly related to the acquisition, exploration and development of oil and gas properties. The adjustments to general and administrative expenses also include the reversal of an investment management fee and certain other fees that we are not assuming as part of the GeoSouthern Transaction.

(h)	GeoSouthern’s historical operations are not subject to income taxes. However, GeoSouthern’s operations will be subject to federal and state income taxes after the GeoSouthern Transaction. This adjustment reflects the additional income tax expense attributable to GeoSouthern’s operations.

Crosstex Transaction Adjustments

(i)	Adjustments to reflect the Crosstex Transaction under the acquisition method of accounting. The estimated fair values and asset useful lives are based on preliminary management estimates and are subject to adjustment after the closing of the Crosstex Transaction based upon our final analysis.

The following table summarizes the preliminary estimate of the purchase price (in millions, except conversion ratio, share price and unit price).

Midstream Holdings carryover basis:
Total carryover basis	$1,764
Adjustment for change in tax status	189

Total consideration before noncontrolling interests	$1,953

Crosstex outstanding common shares subject to conversion	48.9
Conversion ratio	1.0

Converted shares	48.9
Crosstex common share price(1)	$31.00

Crosstex common shares conversion value	$1,515
Crosstex outstanding stock options value	1

Crosstex consideration	$1,516

Partnership outstanding units	91.3
Partnership common unit price(2)	$25.50

Partnership consideration	$2,328

Total fair value of noncontrolling interests(3)	$3,844

Total consideration and fair value of noncontrolling interests	$5,797

(1)	For purposes of estimating and determining the final purchase price, the $100 million cash distribution to Crosstex’s public shareholders is assumed to be included in the market price of Crosstex common stock. The final purchase price will be based on the fair value of the shares of Crosstex common stock subject to conversion as of the closing date of the Crosstex Transaction. The estimated fair value of the shares of Crosstex common stock is based on a price that approximates the trading price as of November 14, 2013, which may vary materially from the current estimate. A 10% or 20% change in the trading price of the shares of Crosstex common stock would change the total purchase price by approximately $152 million or $258 million, respectively. The purchase price change would increase or decrease the amount of goodwill recognized from the Crosstex Transaction by the same amount.
(2)	The estimated fair value of the Partnership’s common units is based on a price that approximates the trading price as of November 14, 2013, which may vary materially from the current estimate. The final purchase price will be based on the fair value of the Partnership’s common units as of the closing date of the Crosstex Transaction. A 10% or 20% change in the trading price of the Partnership’s common units would change the total purchase price by approximately $233 million or $466 million, respectively. The purchase price change would increase or decrease the amount of goodwill recognized from the Crosstex Transaction by the same amount.
(3)	Noncontrolling interests consist of the fair value of the Crosstex common stock discussed in (1) above, and the fair value of the Partnership’s approximately 91.3 million common units outstanding to public unitholders after the Crosstex Transaction (representing an approximate 39% interest in the Partnership), as discussed in (2) above.

The preliminary allocation of the purchase price is as follows (in millions).

Midstream Holdings adjusted carryover basis	$1,953
Crosstex fair values:
Current assets	240
Property, plant and equipment, net	2,106
Intangible assets	445
Other long-term assets	222
Goodwill	2,650
Current liabilities	(285)
Long-term debt	(1,194)
Deferred income taxes	(232)
Other long-term liabilities	(108)

Total consideration and fair value of noncontrolling interests	$5,797

(j)	Adjustments to reflect Crosstex’s assets and liabilities at their estimated fair values. The adjustment to cash is the result of offsetting $100 million adjustments for the cash contributed by Devon, which is then distributed to Crosstex’s common shareholders. We estimated the fair values of property, plant and equipment and the related customer relationship values included in intangible assets based upon forecasted discounted future cash flows and estimated replacement costs. We estimated the fair values of an equity investment included in other long-term assets, as well as long-term debt, based on third-party market quotations. The increases in other current and long-term liabilities primarily relate to the recognition of a $100 million liability associated with an onerous performance obligation, the fair value of which was based on forecasted discounted cash obligations under the related contract.

(k)	An adjustment to reverse Crosstex’s $154 million of historical goodwill and an adjustment to reflect the $2,650 million of goodwill resulting from the Crosstex Transaction.

(l)	An adjustment of $108 million to increase deferred tax liabilities for the tax effects of the purchase accounting adjustments. Additionally, in conjunction with the Crosstex Transaction, Midstream Holdings will be created as a partnership, and its operating subsidiaries will be nontaxable entities, except for certain state taxes. Accordingly, the 50% interest in Midstream Holdings, including its subsidiaries, owned by the Partnership will not be subject to corporate federal income taxes. As such, included in this adjustment are offsetting adjustments that reflect the reversal of $189 million of deferred tax liabilities at the Partnership resulting from the change in Midstream Holdings’ tax status and the recognition of those same deferred tax liabilities by us.

(m)	Reflects a duly authorized contract change that pertains to the assets owned by Midstream Holdings and takes effect upon completion of the Crosstex Transaction to convert the natural gas processing percent-of-proceeds contracts to fixed-fee contracts and to effect changes to the related natural gas gathering contracts. This contract change impacts operating revenues and expenses as presented in the table below. The entry into commercial agreements reflecting this change is a condition to the Partnership’s obligation to consummate certain transactions, which must be completed substantially concurrently with the Crosstex Transaction.

Additionally, Crosstex received revenues from us during the periods presented. These intercompany transactions are reversed out of marketing and midstream revenues and lease operating expenses as presented in the following table.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(in millions)
Oil, gas, and NGL sales — contract changes	$75	$74

Marketing and midstream revenues:
Contract changes	$(136)	$(171)
Elimination of intercompany transactions	(55)	(73)

Total marketing and midstream revenues adjustments	$(191)	$(244)

Lease operating expenses:
Contract changes	$89	$154
Elimination of intercompany transactions	(55)	(73)

Total lease operating expense adjustments	$34	$81

Marketing and midstream operating costs and expenses — contract changes	$(172)	$(277)

Taxes other than income taxes — contract changes	$3	$3

(n)	Reflects the elimination of the Partnership’s monthly product purchases associated with the onerous performance obligation described in adjustment (j) above. For pro forma purposes, the monthly product purchases associated with this performance obligation are now assumed to reduce the liability rather than be recognized as expense. The following summarizes the pro forma adjustments to product purchases.

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(in millions)
Contract changes in adjustment (m) above	$(172)	$(277)
Performance obligation adjustment	(14)	(18)

Marketing and midstream operating costs and expenses total pro forma adjustment	$(186)	$(295)

(o)	Reflects adjustments to depreciation and amortization resulting from the effects of the purchase accounting adjustments in (i) above and the effects of increasing the estimated useful lives used to calculate depreciation and amortization. The longer estimated useful lives correspond to the expected lives used to determine the fair values of property, plant and equipment and related identifiable intangible assets.

(p)	The reversal of intangible asset impairments that would not have been recognized based on the estimated fair values used for purchase accounting.

(q)	Represents adjustments to reverse the Partnership’s historical amortization expense associated with capitalized debt issuance costs eliminated in adjustment (j), as well as adjustments to amortize the fair value of the debt purchase price adjustment using the effective interest rate method.

(r)	Reflects adjustments to income tax expense attributable to the increase in income before taxes due to the pro forma adjustments.

(s)	Income attributable to noncontrolling interests, which represents the publicly owned interests in New Public Rangers and the Partnership.

4. Supplemental Pro Forma Information on Oil and Gas Operations

Supplemental pro forma information regarding Devon’s oil and gas activities is presented in this note. The information is provided separately by country.

Proved Reserves

The following tables present the estimated proved reserves by product for Devon, GeoSouthern and the combined company on a pro forma basis.

	Oil (MMBbls)
	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved developed and undeveloped reserves:
December 31, 2011	168	54	222	80	302
Revisions due to prices	(1)	—	(1)	(5)	(6)
Revisions other than price	(6)	19	13	(2)	11
Extensions and discoveries	65	97	162	7	169
Purchases of reserves	—	—	—	—	—
Production	(21)	(7)	(28)	(15)	(43)
Sale of reserves	—	—	—	—	—

December 31, 2012	205	163	368	65	433

Proved developed reserves as of:
December 31, 2012	166	29	195	62	257
Proved developed-producing reserves as of:
December 31, 2012	155	26	181	56	237
Proved undeveloped reserves as of:
December 31, 2012	39	134	173	3	176

	Bitumen (MMBbls)
	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved developed and undeveloped reserves:
December 31, 2011	—	—	—	457	457
Revisions due to prices	—	—	—	14	14
Revisions other than price	—	—	—	7	7
Extensions and discoveries	—	—	—	67	67
Purchases of reserves	—	—	—	—	—
Production	—	—	—	(17)	(17)
Sale of reserves	—	—	—	—	—

December 31, 2012	—	—	—	528	528

Proved developed reserves as of:
December 31, 2012	—	—	—	99	99
Proved developed-producing reserves as of:
December 31, 2012	—	—	—	99	99
Proved undeveloped reserves as of:
December 31, 2012	—	—	—	429	429

	Gas (Bcf)
	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved developed and undeveloped reserves:
December 31, 2011	9,507	210	9,717	979	10,696
Revisions due to prices	(831)	—	(831)	(99)	(930)
Revisions other than price	(287)	(2)	(289)	(33)	(322)
Extensions and discoveries	1,124	294	1,418	34	1,452
Purchases of reserves	2	—	2	—	2
Production	(752)	(22)	(774)	(186)	(960)
Sale of reserves	(1)	—	(1)	(11)	(12)

December 31, 2012	8,762	480	9,242	684	9,926

Proved developed reserves as of:
December 31, 2012	7,391	77	7,468	679	8,147
Proved developed-producing reserves as of:
December 31, 2012	7,091	71	7,162	624	7,786
Proved undeveloped reserves as of:
December 31, 2012	1,371	403	1,774	5	1,779

	Natural Gas Liquids (MMBbls)
	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved developed and undeveloped reserves:
December 31, 2011	525	—	525	27	552
Revisions due to prices	(19)	—	(19)	(5)	(24)
Revisions other than price	(13)	27	14	—	14
Extensions and discoveries	114	41	155	2	157
Purchases of reserves	—	—	—	—	—
Production	(36)	(1)	(37)	(4)	(41)
Sale of reserves	—	—	—	—	—

December 31, 2012	571	67	638	20	658

Proved developed reserves as of:
December 31, 2012	431	11	442	20	462
Proved developed-producing reserves as of:
December 31, 2012	406	10	416	19	435
Proved undeveloped reserves as of:
December 31, 2012	140	56	196	—	196

	Total (MMBoe)(1)
	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved developed and undeveloped reserves:
December 31, 2011	2,278	89	2,367	727	3,094
Revisions due to prices	(159)	—	(159)	(12)	(171)
Revisions other than price	(67)	46	(21)	(1)	(22)
Extensions and discoveries	367	186	553	82	635
Purchases of reserves	—	—	—	—	—
Production	(183)	(11)	(194)	(67)	(261)
Sale of reserves	—	—	—	(2)	(2)

December 31, 2012	2,236	310	2,546	727	3,273

Proved developed reserves as of:
December 31, 2012	1,829	53	1,882	294	2,176
Proved developed-producing reserves as of:
December 31, 2012	1,743	48	1,791	278	2,069
Proved undeveloped reserves as of:
December 31, 2012	407	257	664	433	1,097

(1)	Gas reserves are converted to Boe at the rate of six Mcf per Bbl of oil, based upon the approximate relative energy content of gas and oil. This rate is not necessarily indicative of the relationship of natural gas and oil prices. Bitumen and natural gas liquids reserves are converted to Boe on a one-to-one basis with oil.

Proved Undeveloped Reserves

The following table presents the changes in total proved undeveloped reserves during 2012 (in MMBoe) for Devon, GeoSouthern and the combined company on a pro forma basis.

	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
Proved undeveloped reserves as of December 31, 2011	403	65	468	379	847
Extensions and discoveries	134	163	297	68	365
Revisions due to prices	(47)	—	(47)	9	(38)
Revisions other than price	(10)	34	24	(6)	18
Conversion to proved developed reserves	(73)	(5)	(78)	(17)	(95)

Proved undeveloped reserves as of December 31, 2012	407	257	664	433	1,097

Standardized Measure

The following table presents the standardized measure of discounted future net cash flows relating to proved reserves for Devon, GeoSouthern and the combined company on a pro forma basis.

	U.S.			Canada	Total
	Devon Historical	GeoSouthern Historical	Combined	Devon Historical	Pro Forma
	(In millions)
Future cash inflows	$55,297	$19,656	$74,953	$33,570	$108,523
Future costs:
Development	(6,556)	(2,505)	(9,061)	(6,211)	(15,272)
Production	(24,265)	(4,401)	(28,666)	(16,611)	(45,277)
Future income tax expense (1)	(6,542)	(2,836)	(9,378)	(1,992)	(11,370)

Future net cash flows	17,934	9,914	27,848	8,756	36,604
10% discount to reflect timing of cash flows	(9,036)	(4,625)	(13,661)	(4,433)	(18,094)

Standardized measure of discounted future net cash flows	$8,898	$5,289	$14,187	$4,323	$18,510

(1)	On a historical basis, GeoSouthern was not subject to federal income taxes but was subject to Texas margin tax. However, for purposes of calculating GeoSouthern’s historical standardized measure, GeoSouthern was deemed to be part of Devon’s overall corporate tax structure and subject to federal income tax. Therefore, an estimated income tax provision based on statutory tax rates is included in GeoSouthern’s historical standardized measure.

The principal changes in Devon’s, GeoSouthern’s and the combined company’s standardized measure of discounted future net cash flows are as follows:

	Year Ended December 31, 2012
	Devon Historical	GeoSouthern Historical	Pro Forma
	(In millions)
Beginning balance	$17,844	$2,046	$19,890
Net changes in prices and production costs	(9,889)	(405)	(10,294)
Oil, bitumen, gas and NGL sales, net of production costs	(4,388)	(658)	(5,046)
Changes in estimated future development costs	(1,094)	110	(984)
Extensions and discoveries, net of future development costs	4,669	3,993	8,662
Purchase of reserves	18	—	18
Sales of reserves in place	(25)	—	(25)
Revisions of quantity estimates	162	651	813
Previously estimated development costs incurred during the period	1,321	103	1,424
Accretion discount	1,420	265	1,685
Other, primarily changes in timing and foreign exchange rates	113	67	180
Net change in income taxes (1)	3,070	(883)	2,187

Ending balance	$13,221	$5,289	$18,510

(1)	On a historical basis, GeoSouthern was not subject to federal income taxes but was subject to Texas margin tax. However, for purposes of calculating GeoSouthern’s historical standardized measure, GeoSouthern was deemed to be part of Devon’s overall corporate tax structure and subject to federal income tax. Therefore, an estimated income tax provision based on statutory tax rates is included in GeoSouthern’s historical standardized measure.